Exhibit 3.2

BYLAWS

OF

Mercury new holdco, Inc.

Article I
SHAREHOLDERS

Section 1.     Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the Virginia Stock Corporation Act as the same exists or may hereafter be amended (“VSCA”), an annual meeting of shareholders shall be held at such time and place as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the Commonwealth of Virginia or such other State or Commonwealth in which the Corporation may then have its principal office, then such meeting shall be held on the next succeeding business day.

Section 2.     Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, if any, the President, or by a majority of the Board of Directors, and shall be called by the President or Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting. At a special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Section 3.     Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 4.     Notice of Meeting. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the VSCA, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5.     Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

Section 6.     Quorum. Unless otherwise provided under the Articles of Incorporation or these Bylaws and subject to the VSCA, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.     Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing or by electronic transmission by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 8.     Voting of Shares. Unless otherwise provided in the Articles of Incorporation and subject to the VSCA, each shareholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such shareholder. Unless otherwise provided in the VSCA, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of shareholders and entitled to vote on the subject matter shall be the act of the shareholders.

Section 9.     Action by Consent. In accordance with Article II, Section 3 of the Articles of Incorporation and Section 13.1-657 of the VSCA, any action required or permitted to be taken at a shareholder’s meeting may be taken without a meeting and without prior notice if the action is taken, by written consent of the shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted. Notice of such action shall be provided to shareholders in accordance with Section 13.1-657 of the VSCA.

Section 10.     Organization. At each meeting of shareholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.

Article II
BOARD OF DIRECTORS

Section 1.     General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, except as otherwise expressly provided by the VSCA, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in the Board of Directors.

Section 2.     Number, Tenure and Qualifications. The Corporation shall initially have one director. Thereafter, the number of directors of the Corporation shall be not less than one or more than three, the exact number of which shall be determined from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been duly elected or appointed and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of the Commonwealth of Virginia, or shareholders of the Corporation.

Section 3.     Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the Commonwealth of Virginia, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this Article II or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 4.     Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 5.     Special Meeting. A special meeting of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, the President or any two directors (or, if there is only then one director, at the request of such one director). The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Virginia, as the place for holding any special meeting of the Board of Directors called by such person or persons. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 6.     Waiver of Notice. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as otherwise provided by statute.

Section 7.     Quorum. A majority of the number of directors fixed by Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, then a majority of the directors present may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 8.     Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9.     Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.     Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all directors participating may simultaneously hear each other during the meeting, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11.     Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, and the term of office of any director so elected shall expire at the next shareholders’ meeting at which directors are elected.

Section 12.     Removal. Any director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding a majority of the shares entitled to vote at an election of directors.

Section 13.     Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 14.     Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 15.     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the VSCA to be submitted to the shareholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 16.     Election and Duties of Chairman of the Board. A Chairman of the Board shall be elected by the Board of Directors and hold office until the next annual meeting of the Board of Directors or until his successor is elected. The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall have such powers and duties as may be conferred upon him by the Board of Directors.

Article III
OFFICERS

Section 1.     Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are duly appointed and qualified, or until such officer’s earlier death, resignation or removal. Any number of offices may be held by the same person as the Board of Directors may determine.

Section 2.     Removal of Officers; Vacancies. Any officer of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy in any office may be filled by the Board of Directors in such manner as the Board of Directors determines.

Section 3.     Duties. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as are customary for their respective offices and as may be specified in these Bylaws or as may be determined from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 4.     Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

Article IV
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.     Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.     Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may encumber and mortgage real estate and pledge, encumber and mortgage stocks, bonds and other securities and other personal property of all types, tangible and intangible, and convey any such property in trust to secure the payment of corporate obligations.

Section 3.     Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

Article V
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.     Certificates for Shares. The shares of capital stock of the Corporation may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by the VSCA and stating thereon the information, if any, required by the VSCA. Alternatively, some or all of the shares of capital stock of the Corporation may be issued without certificates in which case, within a reasonable time after issuance or transfer, the Corporation shall send or cause to be sent to the shareholder a written statement that shall include the information required by the VSCA to be set forth on certificates for shares of capital stock. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, it may thereafter be issued and delivered as though such person had not ceased to be an officer of the Corporation.

Section 2.     Lost, Destroyed and Mutilated Certificates. Holders of certificated shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates or uncertificated shares for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3.     Transfer of Shares. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. The certificated shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the duly endorsed certificate for such shares accompanied by written assignment, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. Uncertificated shares shall be transferable or assignable only on the books of the Corporation upon proper instruction from the holder of such shares. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner.

Article VI
FISCAL YEAR

The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year and may be changed from time to time by resolution of the Board of Directors.

Article VII
DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the VSCA and the Articles of Incorporation.

Article VIII
CORPORATE SEAL

The Board of Directors may provide that the Corporation have a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, “Virginia” and the word “Seal”. Any such seal may be engraved, printed, impressed or drawn in facsimile upon any document where appropriate.

Article IX
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article X
AMENDMENTS

These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

Article XI
VOTING SHARES OF OTHER CORPORATIONS

Unless otherwise provided by the Board of Directors, any one of the Chairman of the Board, the President or the Secretary shall have the power (and may appoint from time to time any other person) to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock or in connection with the consent of the shareholders in lieu of any such meeting.

Article XII
CONSTRUCTION

In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term “Articles of Incorporation” shall mean the articles of incorporation of the Corporation filed with the State Corporation Commission of the Commonwealth of Virginia pursuant to Section 13.1-618 of the VSCA.

Article XIII
EMERGENCY BYLAWS

Section 1.     General. The Emergency Bylaws provided in this Article XIII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency, the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

Section 2.     During Emergency. During any such emergency:

(a)     Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 5 of Article II above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than 24 hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in Section 2 of this Article XIII.

(b)     At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by these Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

(1)     Vice Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(2)     All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(3)     Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c)     The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d)     The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

Section 3.     No Liability. No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

Section 4.     Repeal; Change. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.